EXHIBIT 23.1


                            KYLE L. TINGLE, CPA, LLC



To Whom It May Concern:                                         October 18, 2005



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of his report of April 29, 2005 accompanying the audited financial statements of Parque La Quinta Estates, as at December 31, 2004, in the Form 10-SB Registration Statement.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC
















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net